Exhibit 99.1

CONTACTS:

Jeff Macdonald

Acorda Therapeutics

(914) 347-4300 ext. 232

jmacdonald@acorda.com

FOR IMMEDIATE RELEASE

Acorda Therapeutics Elects John P. Kelley to Board of Directors

HAWTHORNE, NY, December 1, 2008 – Acorda Therapeutics, Inc. (Nasdaq: ACOR) today announced that John P. Kelley, President and Chief Operating Officer of The Medicines Company (Nasdaq: MDCO), has been elected to its Board of Directors.

Mr. Kelley has been the President and Chief Operating Officer of The Medicines Company, a leading developer of acute care hospital pharmaceutical products, since December 2004. Prior to joining The Medicines Company, Mr. Kelley held several senior management positions at Aventis Pharmaceuticals, Inc., most recently as Senior Vice President, Global Marketing and Medical, where he was responsible for worldwide brand management of its core strategic brands and also managed strategic alliances with its partner companies. Previously, he served there as Senior Vice President, Strategic Risk Officer and Vice President, Head of Strategic Development, leading the strategic planning process of the pharmaceutical division of Aventis as well as merger and acquisition activity. Prior to the formation of Aventis, he served as Vice President, Commercial Director, U.S. and as Vice President of Marketing at Hoechst Marion Roussel, Inc.  Mr. Kelley received a B.A. from Wilkes University and an M.B.A. from Rockhurst University.

“I am delighted to welcome John Kelley to Acorda’s Board of Directors,” stated Ron Cohen, M.D., President and CEO of Acorda Therapeutics. “John brings to Acorda outstanding experience and achievements in pharmaceutical commercialization and corporate strategy. We look forward to working with him as we advance toward the potential approval and launch of Fampridine-SR, our lead product for multiple sclerosis.”

“Acorda Therapeutics is an emerging leader in the biotechnology industry,” said Mr. Kelley. “I am excited to have the opportunity to work with Ron, the Board and the management team as the Company approaches key milestones in its growth in 2009 and beyond.”

About Acorda Therapeutics

Acorda Therapeutics is a biotechnology company developing therapies for spinal cord injury, multiple sclerosis and related nervous system disorders. The Company’s marketed products include Zanaflex Capsules® (tizanidine hydrochloride), a short-acting drug for the management of spasticity. In June 2008, Acorda’s lead clinical product, Fampridine-SR, completed a second Phase 3 clinical trial to evaluate its safety and efficacy in improving walking ability in people with MS. The Company’s pipeline includes a number of products in development for the treatment, regeneration and repair of the spinal cord and brain.

Forward-Looking Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts,

regarding management’s expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including delays in obtaining or failure to obtain FDA approval of Fampridine-SR, the risk of unfavorable results from future studies of Fampridine-SR, Acorda Therapeutics’ ability to successfully market and sell Fampridine-SR, if approved, and Zanaflex Capsules, competition, failure to protect its intellectual property or to defend against the intellectual property claims of others, the ability to obtain additional financing to support Acorda Therapeutics’ operations, and unfavorable results from its preclinical programs. These and other risks are described in greater detail in Acorda Therapeutics’ filings with the Securities and Exchange Commission. Acorda Therapeutics may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. Acorda Therapeutics disclaims any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.